FOR IMMEDIATE RELEASE
Brookdale's CEO Bill Sheriff Gives Notice of Intent to Retire

Nashville, TN,  August 9, 2012 - Brookdale Senior Living Inc. (NYSE: BKD) today announced that Chief Executive Officer Bill Sheriff has provided notice to the Board of Directors of his intent to retire after 28 years with the Company and its predecessors.  Mr. Sheriff, 69, will continue his service as CEO until a successor is named and the transition process is complete.  Following the transition, he will continue to serve the Company as a Board member and as a consultant pursuant to the terms of his existing employment agreement.

The Board has formed a search committee to assist it with the search for a new CEO and has retained an internationally recognized executive recruiting firm.  The Board intends to consider both internal and external candidates.

"On behalf of the Board and everyone at Brookdale, I would like to thank Bill for his leadership over the last six years as CEO and for his years of service to the Company and its predecessors.  Bill's dedication and commitment to the Company and its mission of serving seniors have been invaluable in making Brookdale the premier senior living provider," said Jeffrey R. Leeds, Non-Executive Chairman of the Board of Directors of the Company.  "The Board has been working on executive succession plans for some time and is committed to conducting a thorough search to identify the right candidate to serve as Brookdale's next CEO."
"I have been honored to serve with the talented and committed people of this Company - from the front-line associates to senior management - who so selflessly strive to meet the needs of our residents every day.  We have accomplished a great deal together and have put in place the industry's best platform. I am confident that the Company is well positioned for its next phase of growth and development and I look forward to being a part of that in my role as a Board member and consultant," said Bill Sheriff.
About Brookdale Senior Living
Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 647 communities in 35 states and the ability to serve approximately 67,000 residents.  Through its Innovative Senior Care program, the Company also offers a range of outpatient therapy, home health and hospice services, primarily to residents of its communities.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations.  Words such as "expect(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from our expectations include, but are not limited to, the risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Brookdale Senior Living Inc.
Ross Roadman
Senior Vice President, Investor Relations
(615) 564-8104